UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 13, 2025, Apellis Pharmaceuticals, Inc. (the “Company”) issued a press release announcing preliminary unaudited total U.S. net product revenues and net product revenues for SYFOVRE and EMPAVELI for the fourth quarter and full year ended December 31, 2024 and its cash and cash equivalents as of December 31, 2024. The full text of the press release issued by the Company in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s U.S. net product revenues and cash figures are preliminary and unaudited, represent management’s estimate as of the date of this report and are subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the Company’s net product revenues or cash figures.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Keli Walbert to the Board of Directors

On January 8, 2025, the Board of Directors (the “Board”) of the Company, upon recommendation from the Nominating and Corporate Governance Committee of the Board, elected Keli Walbert to the Board as a Class II director to serve until the Annual Meeting of Stockholders to be held in 2025 or until her successor has been duly elected and qualified or until her earlier death, resignation or removal. The Board has determined that Ms. Walbert is “independent” as contemplated by the Nasdaq Stock Market rules.

Ms. Walbert will be compensated in the same manner as the Company’s other non-employee directors. Information concerning the current compensation of the Company’s directors is set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2024. Accordingly, upon her election to the Board, Ms. Walbert was granted under the Company’s 2017 Stock Incentive Plan (i) an option to purchase 15,388 shares of the Company’s common stock at an exercise price equal to $33.00 per share, the closing price of the Company’s common stock on the date of grant, which option will vest with respect to one-third of the shares underlying such option on each of the first, second and third anniversaries of the date of grant, and (ii) restricted stock units (“RSUs”) for 9,090 shares of the Company’s common stock, which RSUs will vest in full on the first anniversary of the date of grant, although Ms. Walbert may choose to defer vesting of the RSUs until after termination of her service, in each case, subject to Ms. Walbert’s continued service. In the event of a change in control of the Company, the vesting schedule of the option and the RSUs will accelerate in full.

Ms. Walbert, 58, most recently served as Executive Vice President, U.S. Commercial for Horizon Therapeutics plc, a biopharmaceutical company (“Horizon”), where she had numerous roles of increasing responsibility, from January 2019 until Horizon’s acquisition by Amgen Inc. in October 2023, including driving the U.S. commercial strategy and organizational development for Horizon’s portfolio of rare disease medicines. Before joining Horizon, Ms. Walbert held leadership roles at AbbVie Inc., the American Medical Association, Abbott Laboratories and UnitedHealthcare. Ms. Walbert has a B.A. from the University of Louisville, and a M.S. from Northwestern University.

There are no arrangements or understandings between Ms. Walbert and any other persons pursuant to which she was elected as a director. Ms. Walbert has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Ms. Walbert and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Walbert has entered into an indemnification agreement with the Company, a form of which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A filed with Securities and Exchange Commission on October 27, 2017. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Ms. Walbert for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company.

Departure of Adam Townsend

On January 10, 2025, the Company and Adam Townsend mutually agreed that Mr. Townsend will resign as the Company’s Chief Operating Officer effective as of February 21, 2025 (the “Separation Date”). Mr. Townsend entered into a letter agreement with the Company (the “Separation Agreement”) effective as of January 10, 2025 (the “Agreement Date”), pursuant to which Mr. Townsend will resign from his position as Chief Operating Officer of the Company and from all other positions he holds as an officer or employee of the Company, effective as of the Separation Date. During the period between the Agreement Date and the Separation Date (the “Transition Period”), Mr. Townsend has agreed to continue to serve as Chief Operating Officer. During the Transition Period, Mr. Townsend will continue to receive his base salary as in effect as of the Agreement Date and will remain eligible to participate in Company benefit plans.

Pursuant to the terms of the Separation Agreement, Mr. Townsend is entitled to receive the following payments and benefits: (i) a lump sum payment in an aggregate amount equivalent to nine months of Mr. Townsend’s base salary in effect on the Separation Date, less all applicable taxes and withholdings, (ii) company contributions to the cost of health care continuation under the Consolidated Omnibus Budget Reconciliation Act until the earlier of nine months following the Separation Date and the date on which Mr. Townsend and his eligible dependents, if applicable, become eligible for group health insurance coverage through a new employer, and (iii) Mr. Townsend’s 2024 bonus, if it has not been paid by the Separation Date.

The Separation Agreement also provides for, among other things, a release of claims by Mr. Townsend, non-disparagement obligations applicable to Mr. Townsend and non-disparagement obligations applicable to the Company, and a covenant not to sue applicable to Mr. Townsend.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company expects to file a copy of the Separation Agreement as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 13, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: January 13, 2025	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer